Exhibit 99.1

For Immediate Release

Zhongpin Provides Guidance for the Year 2010

CHANGGE and BEIJING, China, January 11, 2010 /PRNewswire-FirstCall/ -- Zhongpin Inc. (“Zhongpin” or “the company”, Nasdaq: HOGS), a leading meat and food processing company in the People's Republic of China (“China”), today provided guidance for the year ending December 31, 2010.

Mr. Warren Wang, Zhongpin’s Chief Financial Officer, said, “For the year 2010, Zhongpin’s sales revenues are currently expected to be within a range of $900 million to $940 million, with gross profit within the range of $106 million to $115 million and net income within the range of $52 million to $57 million. The resulting diluted earnings per share for the year 2010 is currently expected to be within the range of $1.49 to $1.64 per share.”

This guidance is based on several assumptions and strategies that include:

•	Continuation of China’s policies designed to stimulate domestic consumption and economic growth;

•	Higher average pork prices in China’s pork industry in 2010 than in 2009;

•	Higher sales volume of our pork products, led by chilled pork products, followed by prepared pork products and frozen pork products;

•	A higher percentage of sales from our higher-margin chilled pork and prepared pork products;

•	Average capacity utilization of about 75 percent for pork products;

•	Increasing distribution efficiencies from expansion of our cold-chain logistics system and service areas;

•	Growing awareness of the Zhongpin brand in regional markets and emerging brand awareness across China; and

•	Continuation of the Chinese government’s support and subsidies for producers of agricultural products, such as Zhongpin.

Zhongpin believes that China’s food processing industry will continue to consolidate, which may result in higher market shares for our main competitors. However, we believe Zhongpin is equipped to meet the challenge of increasing competition and that our guidance for 2010 can be achieved.

About Zhongpin

Zhongpin Inc. is a meat and food processing company that specializes in pork and pork products, vegetables, and fruits in China. Its distribution network in China covers 20 provinces plus Beijing, Shanghai, Tianjin, and Chongqing and includes more than 3,000 retail outlets. Zhongpin's export markets include the European Union and Southeast Asia. For more information about Zhongpin, please visit Zhongpin's website at http://www.zpfood.com.

Safe harbor statement

The statements in this news release regarding our guidance for the year 2010 and the underlying assumptions and strategies are forward-looking statements made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Zhongpin has based these forward-looking statements largely on its current expectations and projections.

Forward-looking statements involve inherent risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. For example, many of Zhongpin’s assumptions about China’s economy, the food products industry, the average price of pork products in China, and other factors may turn out to be incorrect. Please see Zhongpin’s filings with the United States Securities and Exchange Commission (www.sec.gov or www.zpfood.com) for more information about the risks and uncertainties associated with investing in Zhongpin.

You are cautioned not to place undue reliance on those forward-looking statements, which are qualified in their entirety by this cautionary statement. All information provided in this news release is as of the date of this news release. Zhongpin does not undertake any obligation to update any forward-looking statement as a result of new information, future events, or otherwise except as required by law.

For more information, please contact:

Zhongpin Inc.

Mr. Sterling Song (English and Chinese)
Investor Relations Manager
Telephone +86-10-8286-1788 extension 101 in Beijing
ir@zhongpin.com

Mr. Warren (Feng) Wang (English and Chinese)
Chief Financial Officer
Telephone +86-10-8286-1788 extension 104 in Beijing
warren.wang@zhongpin.com

Christensen

Mr. Yuanyuan Chen (English and Chinese)
Mobile +86-139-2337-7882 in Beijing
ychen@christensenir.com

Mr. Tom Myers (English)
Mobile +86-139-1141-3520 in Beijing
tmyers@christensenir.com

Ms. Kathy Li (English and Chinese)
Telephone +1-212-618-1978 in the USA
kli@christensenir.com

SOURCE Zhongpin Inc.
www.zpfood.com